UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dynasty International Corporation

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	5999 (Primary Standard Industrial Classification Code Number)	Application Pending (I.R.S. Employer Identification No.)

101 Beauvista Drive

Sherwood Park, Alberta

Canada, T8A 3X2

(780) 467-6911

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, Nevada, 89511

(800) 456-4511

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	600,000	$0.10	$60,000.00	$5.51

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Dynasty International Corporation

600,000 Shares of

$0.001 Par Value Common Stock

This is a public offering of 600,000 shares of $0.001 Par Value Common Stock of Dynasty International Corporation.

There is currently no public market for the common stock. Dynasty intends to apply to have the common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

This offering involves a high degree of risk, see "RISK FACTORS" beginning on page 6 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:
600,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$60,000
Underwriting Discounts and Commissions		$0.00
Total		$60,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Dynasty is not using an underwriter for this offering.

2. The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. The Company will pay all such costs, which it estimates to be $15,000.00.

3. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Dynasty International Corporation for its use.

4. The closing date for this offering is June 30, 2002.

The information in this prospectus is not complete and may be changed. Dynasty may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is February 22, 2002.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3

Summary Information and Risk Factors

     *Failure to Earn a Profit Due to a Lack of Operational Experience

     *Failure to Secure Appropriate Products For Re-Sale

     *Failure to Secure Retail Space From Which to Conduct Business

    *Inability to Compete Against Strong, Well-Established Competitors

    *Failure to Secure Additional Financing

    *Failure to Attract and Retain Experienced Management

*Dynasty Stock May Be Difficult to Re-Sell Because The Company Has No Expectations to Pay Cash Dividende in The Near Future

*Difficulty For Dynasty Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

     *Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

    *Dynasty's Auditor has Expressed Doubts as to Dynasty's Ability to Continue as a Going Concern

		4
4	Use of Proceeds	6
5	Determination of Offering Price	8
6	Dilution	8
7	Selling Security Holders	8
8	Plan of Distribution	8
9	Legal Proceedings	8
10	Directors, Executive Officers, Promoters and Control Persons	8
11	Security Ownership of Certain Beneficial Owners and Management	9
12	Description of Securities	10
13	Interest of Named Experts and Counsel	10
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	10
15	Organization within Last Five Years	10
16	Description of Business	10
17	Plan of Operation	13
18	Description of Property	15
19	Certain Relationships and Related Transactions	15
20	Market for Common Equity and Related Stockholder Matters	15
21	Executive Compensation	16
22	Financial Statements	16
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	24
24	Indemnification of Directors and Officers	24
25	Other Expenses of Issuance and Distribution	24
26	Recent Sales of Unregistered Securities	25
27	Exhibits	25
28	Undertakings	26
	Signatures	26

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Summary Information and Risk Factors

Prospectus Summary.

Dynasty International Corporation was incorporated on June 29, 2001, in the state of Nevada. The Company's principal executive offices are located at 101 Beauvista Drive, Sherwood Park, Alberta, Canada, T8A 3X2. The telephone number is (780) 467-6911

Since becoming incorporated, Dynasty has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

Dynasty is a development stage company that is in the process of establishing itself as a retailer of home water quality testing kits and purification devices. The products it intends to sell are specifically designed for the do-it-yourself homeowners and renters market.

The Company intends to operate its business under the name h2o-only. Marketing and distribution of h2o-only products will take place through its retail location in Edmonton Alberta, Canada. The Company intends to operate a web site as well. Dynasty is currently in the process of developing its web site and expects to have it operational within the first six months. The web site will be located at www.h2o-only.com.

Since the amount of space required for product display and inventory will be minimal, the Company is planning on setting up its retail store in a kiosk in a major Edmonton shopping mall. This will allow Dynasty to build its business with a relatively small amount of capital. By locating in a shopping mall, the Company believes it will be able to get immediate exposure to pre-existing foot traffic. This will help keep advertising and promotion costs to a minimum. Dynasty has no immediate plans to expand its business to more than one location.

It is doubtful that Dynasty will be able to continue as a going concern unless the Company has immediate Internet sales success, or is able to raise additional funding. The Company does not currently have the $60,000 needed to develop its retail facility, purchase inventory and market its products, nor does it have a source to supply the necessary funding if it is unsuccessful in raising the capital through this offering. Dynasty believes it will take from one (1) to two (2) months to raise capital for completion of the development of the business.

Dynasty anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at December 31, 2001, Dynasty's accumulated deficit was $1,000.00.

Dynasty currently has a three person Board of Directors. These three Board members have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. There are no employees at the present time and there are no plans to hire substantial numbers of employees during the next twelve months.

This offering consists of 600,000 shares of Dynasty Common Stock. The offering price is $0.10 per share. Officers, Directors or significant investors own none of the shares being offered. The Company's Officers and Directors collectively own 2,400,000 shares of Restricted Common Stock.

There is currently no market for Dynasty stock.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Dynasty. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus.

Failure to Earn a Profit Due to a Lack of Operational Experience: Dynasty is a start-up company in its pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent Dynasty from becoming a profitable business.

As at December 31, 2001, Dynasty sustained operating losses of $1,000.00 due to incorporation and legal expenses. The accumulated deficit as at December 31, 2001 is $1,000.00.

Failure to Secure Appropriate Products For Re-Sale: Dynasty has not yet secured a reliable supplier of appropriate products for re-sale. Without a reliable supplier of appropriate products to offer for sale, Dynasty does not have a business.

Failure to Secure Retail Space From Which to Conduct Business: Dynasty intends to rent space for a kiosk type sales facility in a shopping mall in Edmonton Alberta. Failure of the Company to secure suitable space, at a reasonable cost, on acceptable terms will make it very difficult if not impossible for the Company to operate and succeed in business.

Inability to Compete Against Strong, Well-Established Competitors: Dynasty will be competing in an already well-established do-it-yourself, home improvement marketplace, with businesses that have been in operation for many years. Dynasty will find it very difficult to compete with strong, well-established competitors.

The chief competitive factors that Dynasty's competitors bring to the marketplace are good reputations, quality products, reliable service and reasonable prices. Additionally, Dynasty will be competing with firms that have substantially greater marketing, financial and human resources than Dynasty. The established competitors will also have achieved a high level of brand recognition. Many competitors have similar if not identical products to those that Dynasty intends to sell, and they will be competing directly with Dynasty. The entrance of a new competitor into the marketplace may result in price reductions, reduced profit margins and an inability for Dynasty to gain market share. All of these factors will make it very difficult for Dynasty to build a financially viable business.

Failure to Secure Additional Financing: Dynasty may require additional financing in order to establish profitable operations. Such financing, if required, may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Dynasty. The failure to secure needed additional financing will have a very serious, if not fatal effect on the Company's ability to survive.

Failure to Attract and Retain Experienced Management: The long-term success of Dynasty is largely dependent upon the Company's ability to attract and retain qualified management professionals. It is doubtful that Dynasty can be successful if it is unable to attract and retain qualified experienced management.

Dynasty Stock May be Difficult to Resell Because The Company Has No Expectations to Pay Cash Dividends in the Near Future: The holders of Dynasty common stock are entitled to receive dividends when, and if, declared by the Board of Directors. The Company does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of its business. To date, Dynasty has not paid cash dividends on the common stock. This lack of an ongoing return on investment may make it difficult to sell Dynasty common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Difficulty For Dynasty Stockholders to Resell Their Stock Due to a Lack of Public Trading Market: There is presently no public trading market for Dynasty common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Dynasty intends to have its common stock quoted on the OTC Bulletin Board as soon as practicable, however, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of Dynasty common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Dynasty's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend the Company's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Dynasty's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Dynasty's Auditor has Expressed Doubts as to Dynasty's Ability to Continue as a Going Concern: In the opinion of Dynasty's auditor, since Dynasty has not generated revenue from operations, it raises substantial doubt about Dynasty's ability to continue as a going concern.

Item 4. Use of Proceeds

Dynasty intends to raise $60,000 from the sale of 600,000 shares of common stock at $0.10 per share. This offering has a maximum amount of $60,000, and no minimum. The Company has no intentions to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the company has already raised a total of $15,000 from the sale of stock. The total amount of $15,000 has been raised from the sale of stock to Officers and Directors - this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are estimated to be $15,000. As at December 31, 2001 the Company had a balance of $14,000.00 in cash. This will allow Dynasty to pay the entire expenses of this offering from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies Dynasty raises from this offering will be used to finance the Company's Plan of Operations. One of the purposes of the offering is to create an equity market, which allows Dynasty to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how the Company intends to use these proceeds of this offering. Items are not listed in a priority order.

Expenditure Item	Amount
Inventory	$20,000
Kiosk Construction/Renovations	15,000
Legal and Accounting Fees	10,000
Marketing & Promotion	5,000
Furniture & Equipment	5,000
Website Development	2,500
Website Hosting & Telecom	1,500
Miscellaneous Administrative Costs	1,000
Total	$60,000

The above expenditure items are defined as follows:

Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public.

Kiosk Construction/Renovations: This item refers to the cost of renovations and new construction that may be required to make an existing sales Kiosk acceptable for use by Dynasty.

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. The amount budgeted is a minimal estimate of costs for the first year of operations.

Marketing and Promotional Expenses: this item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide to customers and interested shoppers.

Furniture and Equipment: This expense item refers to items such as a cash register, tables, chairs or other similar items.

Website development: The cost associated with preliminary development of the website.

Website Hosting and Telecom: This refers to the cost of hosting the company website and basic monthly telephone and fax communication services. The amount indicated covers the first year of operations.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as bank service charges or other such items.

There is no assurance that Dynasty will raise the full $60,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 20 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	20%	50%	75%
Inventory	3,500	10,000	15,000
Kiosk Renovations/Construction	0	10,000	15,000
Legal and Accounting Fees	3,500	3,500	$6,500
Marketing and Promotion	500	500	1,500
Furniture and Equipment	0	1,500	2,000
Website Development	2,500	2,500	2,500
Website Hosting and Telecom	1,500	1,500	1,500
Miscellaneous Administrative Costs	500	500	1,000
Total	$ 12,000	$ 30,000	$45,000

If only 20% of the offering is sold, the Company will continue with its development plans, however, only the most necessary tasks will be undertaken. Dynasty will only purchase a minimal amount of inventory and the plans for a retail store will be placed on hold until sufficient capital becomes available. The only business the Company will pursue will be through the Internet. Dynasty anticipates that the $12,000 amount would be sufficient to sustain the Company during the short-term; however, there would be insufficient funds available for furtherance of the plan of operations, as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, Dynasty will be able to further its plan of operation; however, the Company's activities will be severely restricted. Without the ability to aggressively pursue its plan of operations, it is likely that it will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Dynasty has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering. The Company estimates that amount to be $15,000. The total amount of the money raised from the sale of the 600,000 shares being offered by Dynasty will be used for purposes of furthering the Company's plan of operations, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for the Registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $0.10. Of the 2,400,000 shares of stock already purchased by Officers and Directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,400,000 shares were sold for $0.01 per share. All of the 2,400,000 shares of outstanding stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Dynasty's stock) and the high level of risk considering the lack of operating history of Dynasty.

Item 6. Dilution

Dynasty is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $.01 and $0.001 per share. See Item 26, Recent Sales of Unregistered Securities, below.

Item 7. Selling Security Holders

Current shareholders of the Company are selling none of the shares being offered in this prospectus.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. All the shares will be issued to business associates, friends, and family of current Dynasty shareholders and principles of the Company. The Officers and Directors of the Company, Masseurs Karpinka, Mills and McMahon, will not register as broker-dealers in connection with this offering. Masseurs Karpinka, Mills and McMahon will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

Dynasty plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until its sells all of the shares registered, or June 30, 2002, which ever occurs first.

Item 9. Legal Proceedings

Dynasty is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Gerry Karpinka, President, Member of the Board of Directors. Mr. Karpinka graduated from the University of Saskatchewan, in Saskatoon, Saskatchewan with a Bachelor of Arts Degree in 1968 and again in 1969 with a Bachelor of Education Degree. In 1983 Mr. Karpinka graduated from Rollands College in Winter Park Florida with a Masters of Education Administration Degree in Human Resource Management.

Mr. Karpinka has over 25 years experience in education administration. In 1972, he began his career with the Elk Island Catholic School Division in Sherwood Park Alberta. He worked there as a teacher and later as a Principal until his retirement in 1997.

In 1997 Mr. Karpinka joined the University of Alberta in Edmonton as an Adjunct Associate Professor in the Faculty of Education. In that capacity he was in charge of the Students' Education Practicum. Mr. Karpinka held that position until 2000.

Since 2000, Mr. Karpinka has been working part time with Concordia College in Edmonton where he teaches English to students in the entry program and designs courses and sets exams.

As President of Dynasty, Mr. Karpinka has assumed the leadership role and accepted overall responsibility for the development of the Company. Mr. Karpinka currently spends about five percent (5%) of his working day doing Dynasty work. He will continue to make Dynasty a primary priority and devote whatever time necessary to make the Company a success.

Colin Mills, Secretary/Treasurer, Member of the Board of Directors, age 24. Mr. Mills graduated from high school in 1997.

Mr. Mills first began working as a part-time dishwasher in a large buffet restaurant when he was 15 years old. When he graduated high school he began working full time as a cook at the same restaurant. In 1998 he left the restaurant business and went to work as a car wash manager at a large Shell service station. In 2000 he went back to the restaurant business as a cook for Boston Pizza at their employee-training center in Richmond, British Columbia. Within 3 months he was promoted to kitchen manager and within 6 months he was made Assistant Store Manager. He left Boston Pizza in late 2001.

Although he has no formal education, Mr. Mills has a very thorough understanding and extensive hands-on experience with computers and the operation of the Internet.

 In working with Dynasty, Mr. Mills will be responsible for designing, creating and maintaining the Company's website. He will also be called upon to share his customer service skills and retail management experience. Mr. Mills has agreed to provide whatever time is necessary to complete the Company website and perform any other duties necessary to make Dynasty a success. He is currently devoting fifty percent (50%) of his time on Dynasty responsibilities; however, he expects that to grow to one hundred percent (100%) over the next several months.

Thomas McMahon, Member of the Board of Directors, age 59. Mr. McMahon graduated from High School in the late 1950's and has received no other formal education.

After spending several years on the Bennett Dam project at Hudson Hope British Columbia, Mr. McMahon returned to Edmonton to manage Hawkin's Texaco. He was there for four years.

In 1970 Mr. McMahon purchased a tow truck and started his own towing business, which he ran until he sold it in 1984. He then opened his own gas bar business in Leduc Alberta. Mr. McMahon continued to operate it until he sold the business and retired in March of 2001. During the 18 years that he had this business, Mr. McMahon was responsible for all aspects of the operation.

In July of 2001 Mr. McMahon agreed to manage the opening of a new gas bar for Safeway in Leduc Alberta.

Mr. McMahon is currently devoting five percent (5%) of his working day to Dynasty responsibilities. He is prepared to give Dynasty up to 25 percent (25%) of his time. He will take an active role in managing the Company's retail store and the day-to-day operations once the store is open.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Dynasty owning 5% or more of the common stock, and shares owned by Dynasty's Directors and Officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Gerry Karpinka Director, President 101 Beauvista Drive, Sherwood Park AB, Canada T8A 3X2	1,400,000	46.67%
Common	Colin Mills Director, Sec/Tres 9535 Stanley Street, Chilliwack B.C., Canada, V2P 3Y7	500,000	16.67%
Common	Thomas McMahon Director 59 Nootka Road, Leduc, AB Canada, T9E 4J8	500,000	16.67%
Common	Directors and officers as a group (3)	2,400,000	80.0%

Item 12. Description of Securities

COMMON STOCK

Dynasty's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Dynasty's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Dynasty or was a promoter, underwriter, voting trustee, director, officer, or employee, of Dynasty.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 6.2 of Dynasty's Articles of Incorporation, the Company is authorized to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

There are no promoters being used in relation with this offering. Any persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Dynasty. No assets will be or are expected to be acquired from any promoter on behalf of Dynasty. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Dynasty International Corporation was incorporated on June 29, 2001, in the state of Nevada. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Dynasty has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Dynasty is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Business of Issuer

Dynasty is creating a business as a retailer of home water quality testing kits and water purification devices. These products are specially designed for use by the do-it-yourself homeowner and renters' market. The products the Company intends to sell will provide its customers with immediate assurances of the quality of the tap water found in the customer's home - and in most cases - the ability to purify that home tap water and make it safe for human consumption.

Principal Products and Services

Dynasty will be offering two types of products for sale to consumers. The first is a line of water quality testing kits. The second is a line of water purification devices specifically designed to alleviate one or more problems commonly found in household tap water.

If a consumer believes he or she has a problem with their water they will be able to purchase a test kit from Dynasty and perform a simple at home test on their water to determine if there is a problem. If a problem is found, the consumer will be able to purchase the appropriate water purification devise from Dynasty. By testing the water first, the consumer can be sure there is a problem before making a unnecessary purchase. Consumers can also be assured they are purchasing the correct device necessary.

All of the products Dynasty will be selling are specifically designed for the home do-it-yourself market. The products come with complete instructions and provide quick and accurate results.

The Market

Only the total number of households in any one trading area limits the potential market for home water testing kits and purification devices. When considering the Internet marketplace, that number increases.

In recent years, consumers have become much more concerned about the quality of their drinking water. In the last three years there have been two cases in Canada where community drinking water systems have been contaminated and people have died as a direct result of drinking the contaminated water.

These dangers have heightened public awareness regarding contaminated water and have also made consumers much more interested in taking precautions. Dynasty believes that the market for home use test kits and purification devices will grow as more and more consumers use these products and communicate their experiences.

Competition and Competitive Strategy

At present there are other companies selling test kits and purification systems on the Internet; however all of the sites the Company found were in the United States. Dynasty believes there is an opportunity for a Canadian based Internet marketer for these products. Because of currency exchange differences and the problems with shipping and customs, many Canadian consumers are reluctant to purchase from non-Canadian Internet retailers. By offering a full service Canadian alternative with complete product lines and comprehensive information and customer service resources, Dynasty believes it can capture a large enough portion of the Canadian Internet market to make the web based portion of the business profitable.

Dynasty also believes that it can capture an adequate amount of the traditional walk-up retail trade to also make a retail kiosk location profitable. From its investigations, the Company has found that many hardware, department and home improvement type stores sell water purification devices; however very few sell any type of testing kits, and none sell a complete line of devices to handle all purification requirements. The Company has also found that more often than not there is no one available at these stores to answer questions about the various products. The devices are nearly always sold as a one-size-fits-all and does-all type product. Because of the increased consumer awareness about the water quality problem, Dynasty believes consumers will react very favorably to a retailing campaign based on sound product information and consumer education.

Distribution

Depending on the Company's success at raising capital, Dynasty plans to distribute all orders from its retail store location. All stock will be held at that location and both walk-up retail and Internet orders will be filled from the same location. Internet orders will be shipped via Canada Post Express Courier Service. From our investigations, we have found this system to be the most cost efficient and practical in the beginning stages. As the sales volume grows it may become more cost effective to ship by one of the other International courier services.

New and or Innovative Products and Services

Dynasty has never made any announcements concerning the introduction of new or innovative products or services, nor does the Company have any intentions to do so in the future.

Sources and Availability of Products and Supplies

All products and supplies that are required by Dynasty for consumption or re-sale are readily available from numerous industry wholesalers. Product shortages, restrictions or any other type of limiting factors has not characterized this industry, and there are no indications that such problems will occur in the foreseeable future.

Dependence on One or a Few Major Customers

This retail business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that Dynasty plans to provide that would give cause for any patent, trademark or license infringements or violations. The Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

As a retailer, the major area for government control or need for government approval would be concerning business licensing, Labor Standards and Occupational Health and Safety. The Company's Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the products being offered by Dynasty for sale will be purchased from major wholesale distributors and will carry the necessary Government and industry standard approvals.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect the Company's ability to operate.

Research and Development Activities and Costs

The Directors and Officers of Dynasty have undertaken minimal research and development to date regarding product, location and shipping. Dynasty does not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor is Dynasty aware of any such laws being contemplated for the future to address issues specific to the business of the issuer.

Facilities

Dynasty does not own or rent facilities of any kind. At present the Company is operating from its official address that is located within the offices of the Company's President. The Company's President provides this space free of charge. Dynasty intends to continue to operate from this location until it has raised sufficient capital or earned sufficient sales revenues to support a rented facility. Dynasty anticipates no need for additional space during the first year of operations.

Employees

Dynasty has no intention to hire employees until the business has been successfully launched with sales revenues flowing into the Company. The Company's Officers and Directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from sales at their retail kiosk location. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. The Company expects to have no more than two full time employees by the end of the first year of operations. Both of these employees will be hired very near the end of the first year.

Reports to Security Holders

Dynasty will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. Dynasty is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Dynasty plans to begin operations by building a web site at the address www.h2o-only.com. The website will provide basic information and facts about safe drinking-quality water. It will also discuss some of the common problems found in untreated tap water and give advice on how to diagnose the most basic problems.

The h2o-only website will also display all of the products the Company has available for sale. Those items will include a variety of home test kits that will enable consumers to test their own tap water to determine if contaminants are present in the water. The website will also offer a complete line of home use purification devices. There will be full product descriptions, along with pictures and technical specifications for each individual item offered for sale.

The website will have the facility for customers to contact Dynasty with questions and to place orders directly over the Internet, or to order by telephone, fax or mail. Mail order purchases will be facilitated through the use of checks, major credit cards, bank drafts or money orders. All products will be warehoused in Edmonton and will be shipped directly to customers via Canada Post Express Package service within 24 hours of the order being received.

Dynasty hopes to have its website up and running in approximately six months, by August 2002, if all goes according to plan.

In addition to the website, Dynasty is planning to open a retail facility in one of the major shopping malls in Edmonton, Alberta. The facility will be located in a kiosk type structure situated in the main traffic area of the mall. In discussions with administrative officials from several malls, Dynasty has been advised that pre-existing kiosk facilities are available for rent. The structures would require minor modifications to suit the Company's needs. The cost of those minor modifications would be Dynasty's responsibility - they have been included in the budget section of this document.

Unlike nearly every other company that markets water quality testing kits and purification devices, Dynasty plans to market only those types of products. The Company believes that the products are important enough and the decision making process is complex enough to warrant the establishment of a specialty retail outlet. The Company's limited internal market research has also provided evidence that most retailers that sell these products do not provide any meaningful amount of product information or customer education. Every Dynasty sales clerk will be provided with a substantial basis of product information and consumer education knowledge and materials.

While the Company has not yet secured product suppliers, there has been a significant amount of research into the availability and suitability of products. Dynasty intends to have a product line selected within the next four months - by June 2002 - and to begin ordering inventory immediately after that date. The Company would like to have a complete line of inventory on hand by August 2002. Dynasty has confirmed a number of potentially acceptable suppliers and foresees no problem in being able to meet our target objectives.

As mentioned previously in this Registration Statement, the Company's Secretary/Treasurer, Mr. Colin Mills, will design and operate the www.h2o-only.com website. He will be responsible for answering all communications via the Internet and he will oversee the logging of customer orders received on the Internet. The actual filling of orders will take place by sales staff at the retail store location. Web server space will be contracted from a local Internet Service Provider (ISP). The Company will not be required to purchase a computer during the first year of operations, however if there are sufficient financial resources available to do so one will be purchased and placed at the retail store location for convenience. The retail store location will have credit card point of sale (POS) facilities for processing credit card payments from both in-person store purchases as well as Internet purchases.

During the first stages of the Company's growth the Officers and Directors will provide the labor required to operate the retail store. As sales revenues increase the Company will continue to re-evaluate the staffing situation and begin hiring sales people when practicable.

Dynasty intends to operate with very limited administrative support. The Officers and Directors will continue to be responsible for these duties for at least the first year of operations.

Although Dynasty has not yet settled on a product line or had specific discussions with potential suppliers, the Company's research indicates that it will be able to markup its products by approximately 40 percent. This level of pricing will enable Dynasty to compete head-to-head with its major competitors. The marketing strategy will be to offer a full line of products to handle any common water contamination problem. Staff will be well trained and knowledgeable and prices will be comparable to the competition.

How long Dynasty will be able to satisfy its cash requirements, and whether the Company will require additional outside funding in the next twelve months depends on how quickly the Company can generate sales revenue and how much revenue can be generated. At the present time the Company only has funds available to complete the expenses of this offering.

If Dynasty is unable to raise additional funding through this offering or from other sources, it will not be able to survive more than six months. In that event, it will be critical that Dynasty begins to realize sales revenues as quickly as possible. Dynasty will require additional funding from either outside sources or from sales revenues to survive past the middle of this calendar year. Dynasty intends to raise additional financing by way of debt offerings for at least the first six months after the offering is completed.

Dynasty is confident it can meet its financial obligations and pursue its plan of operations if it can either raise additional funding through this offering, or begin collecting sales revenues within the next six months.

The Company has no plans to undertake product research and development during the term covered by this Registration Statement. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring any full time permanent employees during the first year of operations.

During the first year of operations, Dynasty will concentrate its efforts exclusively on building its Internet business and one retail store location in Edmonton, Alberta. As the Company gains experience, and develops sufficient revenues from sales, it may consider expanding its business within the region and possibly to other locations within Canada. At this time, the Company has no plans to expand outside Canada.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement.
Expenditure Item	Amount
Inventory	$20,000
Kiosk Renovations/Construction	15,000
Legal and Accounting Fees	10,000
Marketing and Promotion	5,000
Furniture and Equipment	5,000
Website Development	2,500
Website Hosting and Telecom	1,500
Miscellaneous Administrative Costs	1,000
Total	$60,000

Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public. The Company expects to be making this expenditure during the fifth and sixth month of operation, and then maintaining this level throughout the year.

Kiosk Construction/Renovations: This item refers to the cost of renovations and new construction that will be required to make an existing sales Kiosk unit acceptable for use by the Company. Dynasty expects to be making this expenditure during the fifth month of operation.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company. The Company expects to be making these expenditures throughout the year.

Marketing and Promotional Expenses: This item refers to the cost of undertaking a minimal marketing campaign and the provision of a nominal amount of product information to provide customers and interested shoppers. Dynasty expects to be incurring these costs beginning during the fifth month of operations and continuing throughout the remainder of the year.

Furniture and Equipment: This expense item refers to items such as a cash register, tables, chairs or other similar items. The Company expects to be making these purchases during the sixth month of operation.

Website development: The cost associated with preliminary development of the website. These expenditures will be made as soon as the Company has funds available.

Website Hosting and Telecom: This refers to the cost of hosting the company website and basic monthly telephone and fax communication services. The Company expects to incur these costs throughout the period covered by this Registration Statement.

Miscellaneous Administrative Costs: This item refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items. The Company expects to be incurring these costs throughout the year.

Item 18. Description of Property

Dynasty does not own any property, real or otherwise. For the first year, Dynasty intends to conduct its administrative affairs from the President's office, at no cost to the Company. Retail space will be rented when the Company has sufficient funds available. The cost has not yet been determined; however, the Company expects to pay market rates.

The Company does not have any investments or interests in any real estate. Dynasty does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

Dynasty has not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for Dynasty stock, and Dynasty has not applied to have its common stock listed.

Holders.

As of the filing of this Registration Statement, the Company had three (3) shareholder of record of its common stock.

Dividends.

As of the filing of this Registration Statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Dynasty to pay dividends on common equity or that are likely to do so in the future. Dynasty does not intend to pay dividends to its shareholders in the foreseeable future.

Item 21. Executive Compensation

Dynasty's Executive Officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The following financial statements of Dynasty are filed herewith:

Audited Financial Statements from date of inception, June 29, 2001, to December 31, 2001

TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT 1

FINANCIAL STATEMENT

Balance Sheet 2

Statement of Operations and Deficit

Accumulated During the Development Stage 3

Statement of Changes in Stockholders' Equity 4

Statement of Cash Flows 5

Notes to the Financial Statements 6

David E. Coffey	3651 Lindell Road, Suite I, Las Vegas, NV 89103
Certified Public Accountant

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Dynasty International Corporation

Sherwood Park, Alberta Canada

I have audited the accompanying balance sheet of Dynasty International Corporation (a development stage company) as of December 31, 2001 and the related statement of operations, cash flows and changes in stockholders' equity for the cumulative period from June 29, 2001 (date of inception) to December 31, 2001. These statements are the responsibility of Dynasty International Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Dynasty International Corporation as of December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the cumulative period from June 29, 2001 to December 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional capital as disclosed in Note D to these financial statements in order to provide additional capital to begin its principal operations.

David E. Coffey, C.P.A.

Las Vegas, Nevada

January 22, 2002

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2001
ASSETS

Cash	$14,000

Total Assets
$14,000

LIABILITIES & STOCKHOLDERS' EQUITY

Accounts payable	$0

Total Liabilities
0

Stockholders' Equity
Common stock, authorized

10,000,000 shares at .001 par value,

2,400,000 shares issued and outstanding
2,400
Additional paid-in capital
12,600
Deficit accumulated during the development stage
(1,000)

Total Stockholders' Equity
14,000

Total Liabilities and Stockholders' Equity
$14,000

The accompanying notes are an integral part of

These financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

From Inception, June 29, 2001 to Dec. 31, 2001
Income	$0

Expenses
Organizational costs
1,000

Total expenses	1,000

Deficit accumulated during the development stage	$(1,000)

Earnings (loss) per share, assuming dilution:
Net loss	$0.00

Weighted average shares outstanding	1,200,000

The accompanying notes are an integral part of

These financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JUNE 29, 2001 (Date of Inception) TO DECEMBER 31, 2001

	Common Stock
	Shares		Amount

Balance, June 29, 2001	---	$	---	$	---	$	---	$	---

Issuance for common stock for cash,
August 8, 2001	1,000,000		1,000		0		0		1,000

Less net loss	0		0		0		(1,000)		(1,000)

Balance, September 30, 2001	1,000,000		1,000		0		(1,000)		0

Issuance of common stock for cash,
December 6, 2001	1,400,000		1,400		12,600		0		14,000

Less net loss	0		0		0		0		0

Balance, December 31, 2001	2,400,000		$2,400		$12,600		$(1,000)		$14,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STAEMENT OF CASH FLOWS

From Inception, June 29, 2001 to Dec. 31, 2001
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Loss	$(1,000)
Non-cash items included in net loss	0
Adjustments to reconcile net loss to
Cash used by operating activity
0

NET CASH PROVIDED BY OPERATING ACTIVITIES
(1,000)

CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock
2,400
Paid-in capital
12,600

NET CASH PROVIDED BY FINANCING ACTIVITIES
15,000

CASH BALANCE AT END OF PERIOD	$14,000

The accompanying notes are an integral part of

these financial statements

DYNASTY INTERNATIONAL CORPORAITON

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporation on June 29, 2001 under the laws of the state of Nevada. The business purpose of the Company is to retail water quality testing and treatment products and systems.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average share outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities, or warrants, basic and diluted EPS are the same.

NOTE C COMMON STOCK ISSUES

On August 8, 2001 the Company sold 1,000,000 shares of its common stock at $.001 per share for $1,000. On December 6, 3002 the Company sold 1,400,000 shares of its common stock at $.01 per hare for $14,000. All of the proceeds were to be used for working capital.

NOTE D GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2001. Without realization of additional capital it would be unlikely for the Company to continue as a going concern. The company intends to sell an additional 600,000 shares of its common stock for $60,000 in order to provide additional capital to begin its principal operations.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Dynasty's officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with Dynasty or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Dynasty's bylaws provide that Dynasty will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that Dynasty may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that Dynasty shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in Dynasty's sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Dynasty's bylaws provide that Dynasty will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of Dynasty as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Dynasty's bylaws provide that no advance shall be made by it to an officer of Dynasty except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Dynasty.

Item 25. Other Expenses of Issuance and Distribution

Dynasty has or will expend fees in relation to this registration statement as detailed below:
Auditors Fees	$4,000.00
Transfer Agent Fees	$975.00
Registration Fees	$25.00
Attorney Fees	$10,000.00
Total	$15,000.00

Item 26. Recent Sales of Unregistered Securities

Dynasty has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. Gerry Karpinka purchased 1,000,000 shares of common stock from Dynasty on August 8, 2001 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other remuneration was paid except to Dynasty. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933. Mr. Karpinka continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from July 1, 2001 to December 15, 2001, a private placement offering was completed, under which 1,400,000 shares of common stock were sold at a price of $.01 per share to 3 shareholders for a total of $14,000. No underwriters were used, and no commissions or other remuneration were paid except to Dynasty. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933. Dynasty qualified for an exemption from registration under Rule 505 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on June 29, 2001 to the date of this Registration Statement.

Stock Purchaser's Name	Date of Purchase	Total Number of Shares Purchased
Gerry Karpinka	August 8, 2001	1,000,000
Gerry Karpinka	December 6, 2001	400,000
Colin Mills	December 6, 2001	500,000
Thomas McMahon	December 6, 2001	500,000
Total		2,400,000

Item 27. Exhibits
3(i)	Articles of Incorporation.	Included
3(ii)	Bylaws.	Included
5	Opinion re: Legality.	Included
15	Letter on unaudited interim financial information.	Included
23	Consent of Attorney.	Included in Exhibit 5
23(ii)	Consent of Accountant	Included

Item 28. Undertakings

Dynasty hereby undertakes the following:

(1) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Canada, on April 5, 2002.

DYNASTY INTERNATIONAL CORPORATION

/s/ Gerry Karpinka

Gerry Karpinka

President, Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Colin Mills

Colin Mills

Secretary/Treasurer, Director

/s/ Thomas McMahan

Thomas McMahon

Director